UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2025

XTI AEROSPACE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8123 InterPort Blvd., Suite C Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 680-7412

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	XTIA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 12, 2025, XTI Aerospace, Inc. (the “Company”) entered into a placement agency agreement (the “Agreement”) with ThinkEquity LLC (the “Placement Agent”), pursuant to which the Company agreed to issue and sell directly to various investors, in a best efforts public offering (the “Offering”), 10,575,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pre-funded warrants (the “Pre-funded Warrants”) to purchase up to 1,925,000 shares of Common Stock, and common warrants (the “Common Warrants” and together with the Pre-funded Warrants, the “Warrants”) to purchase up to 12,500,000 shares of Common Stock. The combined public offering price for each share of Common Stock, together with one Common Warrant, is $1.60. The combined public offering price for each Pre-funded Warrant, together with one Common Warrant, is $1.599. Each share of Common Stock, or a Pre-funded Warrant in lieu thereof, is being sold together with one Common Warrant.

Each Pre-funded Warrant will be immediately exercisable, will have an exercise price of $0.001 per share and may be exercised at any time until all of the Pre-funded Warrants are exercised in full. Each Common Warrant will have an exercise price of $2.00 per share, will be exercisable immediately and will expire on the fifth anniversary of the date of issuance.

The Offering is being made pursuant to the Company’s registration statement on Form S-3 (File No 333-289194), previously filed with the Securities and Exchange Commission (the “SEC”) on August 1, 2025 and declared effective on August 12, 2025, a base prospectus included therein, a preliminary prospectus supplement dated September 11, 2025, and a final prospectus supplement dated September 12, 2025.

The closing of the Offering is expected to occur on September 15, 2025. The net proceeds to the Company from the sale of the Shares and the Warrants after deducting the placement agent fees and other estimated offering expenses payable by the Company, and assuming full exercise of the Pre-funded Warrants, is expected to be approximately $18.1 million. The Company intends to use the net proceeds from the Offering for working capital and other general corporate purposes, including the development of the TriFan 600 airplane. The Company may also use a portion of the net proceeds to invest in or acquire businesses or technologies that the Company believes are complementary to its own, although it has no current commitments or obligations to do so.

As part of its compensation for acting as placement agent for the Offering, the Company also agreed to issue to the Placement Agent warrants (the “Placement Agent Warrants”) to purchase up to 625,000 shares of Common Stock. The Placement Agent Warrants will have an exercise price of $2.00 per share and be exercisable, in whole or in part, immediately upon issuance until the five-year anniversary of the commencement of sales of the Shares and the Warrants.

A copy of the opinion of Mitchell Silberberg & Knupp LLP relating to the legality of the issuance and sale of the Shares, the Warrants, the Placement Agent Warrants, the shares of Common Stock issuable upon exercise of the Warrants and the shares of Common Stock issuable upon exercise of the Placement Agent Warrants is attached as Exhibit 5.1 hereto.

The Agreement contains customary representations, warranties and covenants made by the Company. It also provides for customary indemnification by the Company for losses or damages arising out of or in connection with the Offering, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

Pursuant to the terms of the Agreement, the Company agreed to pay the Placement Agent a cash fee equal to 7.0% of the gross proceeds of the Offering and to reimburse the Placement Agent for certain of its expenses in an aggregate amount up to $175,000.

The Company further agreed and its executive officers and directors entered into lock-up agreements (each, a “Lock-up Agreement” and collectively, the “Lock-up Agreements”) pursuant to which they agreed not to, without the prior written consent of the Placement Agent, directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) Common Stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock or any other of the Company’s securities or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for, with respect to the Company, a period of 90 days from September 12, 2025, and with respect to its executive officers and directors, a period of 60 days from September 12, 2025.

Additionally, the Company agreed that for a period of 90 days from September 12, 2025, the Company will not directly or indirectly offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of shares of its capital stock or any securities convertible into or exercisable or exchangeable for shares of its capital stock in any “at-the-market,” continuous equity transaction or variable rate transaction, without the prior written consent of the Placement Agent.

The representations, warranties and covenants contained in the Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

The foregoing descriptions of the Agreement, the Pre-funded Warrants, the Common Warrants, the Placement Agent Warrants and the Lock-up Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Agreement, the form of Pre-funded Warrant, the form of Common Warrant, the form of Placement Agent Warrant, and the form of Lock-Up Agreement, copies of which are filed herewith as Exhibits 10.1, 4.1, 4.2, 4.3 and 10.2, respectively.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 8.01 Other Events.

On September 11, 2025, the Company issued a press release announcing the Offering.

On September 12, 2025, the Company issued a press release announcing the pricing of the Offering.

Copies of the press releases are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Pre-funded Warrant

4.2	Form of Common Warrant

4.3	Form of Placement Agent Warrant

5.1	Opinion of Mitchell Silberberg & Knupp LLP

10.1	Placement Agency Agreement, dated September 12, 2025, by and between XTI Aerospace, Inc. and ThinkEquity LLC

10.2	Form of Lock-Up Agreement

23.1	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibit 5.1)

99.1	Press Release, dated September 11, 2025

99.2	Press Release, dated September 12, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTI AEROSPACE, INC.

Date: September 15, 2025	By:	/s/ Brooke Turk
	Name:	Brooke Turk
	Title:	Chief Financial Officer

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